Exhibit 99.1

PRESS RELEASE

Company Contact:	Investor Contact:
Mark A. Varney, Ph.D.	Erika Moran/ Dian Griesel, Ph.D.
President and CEO	Media Contact:
Cortex Pharmaceuticals, Inc.	Janet Vasquez
949.727.3157	The Investor Relations Group
212.825.3210

CORTEX REPORTS SECOND QUARTER OPERATING RESULTS

IRVINE, CA (August 18, 2011) — Cortex Pharmaceuticals, Inc. (OTCBB (CORX)) reported a net loss of approximately $356,000, or $0.00 per share, for the quarter ended June 30, 2011, compared with a net loss of approximately $2,454,000, or $0.04 per share, for the corresponding prior year period, with the difference reflecting revenues in the current year period from the Company’s option agreement with Servier, France’s largest privately held pharmaceutical company.

As previously announced, in June 2011 Cortex entered into a new agreement with Servier to sell its remaining rights to the jointly discovered AMPAKINE® compound, CX1632. In connection with the agreement, Servier provided Cortex with a nonrefundable $1,000,000 payment in exchange for the option to expand its rights to the compound. If Servier exercises the option to acquire sole ownership of the patent rights to CX1632 prior to October 31, 2011, it will pay Cortex an additional $2,000,000. The Company will not be entitled to any royalties or further payments from Servier’s development and commercialization of CX1632, but Cortex retains all rights for its remaining AMPAKINE technology on a worldwide basis.

For the three months ended June 30, 2011, the Company’s total operating expenses decreased to approximately $1,449,000 from approximately $1,969,000 for the corresponding prior year quarter, due mostly to costs for advisory consultants during the prior year period, as well as timing of clinical development expenses for the Company’s Phase IIa study with AMPAKINE CX1739 in patients with sleep apnea.

For the six months ended June 30, 2011, the Company reported a net loss of approximately $1,912,000, or $0.02 per share, compared with net income of approximately $3,141,000, or $0.05 per share, for the corresponding prior year period, with the difference primarily reflecting revenues of $9,000,000 from the Company’s March 2010 transaction with Biovail.

Operating expenses for the six months ended June 30, 2011 decreased to approximately $3,033,000 from approximately $5,301,000 for the corresponding prior year period, with the decrease mostly due to sublicense fees and administrative expenses in the prior year period related to the March 2010 transaction with Biovail.

Interest expense for the prior year periods includes non-cash charges related to the June 2010 conversion of the promissory note issued to Samyang Optics Co., Ltd. (“Samyang”) of Korea. As reported earlier, the convertible note was issued in connection with the Company’s $1,500,000 private placement to Samyang in January 2010.

Recent Business Highlights

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February 2011: Announced top-line results from an exploratory clinical study with AMPAKINE CX1739 in subjects with sleep apnea. Based upon the observed responses to CX1739, Cortex believes the results warrant undertaking a study to test CX1739 in patients with central sleep apnea, which is often seen in heart failure patients and in chronic opiate users.

•

March 2011: Reacquired the compounds, rights and patents to develop and commercialize AMPAKINE compounds for the treatment of respiratory depression and vaso-occlusive crises associated with sickle cell disease.

•

April 2011: Announced receipt of a notice of allowance from the US PTO for the patent “Di-Substituted Amides for Enhancing Glutamatergic Synaptic Responses,” which provides patent protection into the year 2028 for Cortex’s lead compound, CX1739, and approximately 80 other AMPAKINE compounds.

•

June 2011: Entered an option agreement with Servier for the jointly discovered AMPAKINE compound CX1632. Received a nonrefundable payment from Servier of $1,000,000. If Servier exercises its option before October 31, 2011, Cortex will receive another $2,000,000 from Servier.

Cortex Pharmaceuticals, Inc.

Cortex, located in Irvine, California, is a neuroscience company focused on novel drug therapies for treating psychiatric disorders, neurological diseases and sleep apnea. Cortex is pioneering a class of proprietary pharmaceuticals called AMPAKINE® compounds, which act to increase the strength of signals at connections between brain cells. The loss of these connections is thought to be responsible for memory and behavior problems in Alzheimer’s disease. Many psychiatric diseases, including schizophrenia, occur as a result of imbalances in the brain’s neurotransmitter system. These imbalances may be improved by using the AMPAKINE technology. For additional information regarding Cortex, please visit the Company’s website at http://www.cortexpharm.com.

Forward-Looking Statement

Note — This press release contains forward-looking statements concerning the Company’s research and development activities. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. The success of such activities depends on a number of factors, including the risks that the Company’s proposed products may at any time be found to be unsafe or ineffective for any or all of their proposed indications; that patents may not issue from the Company’s patent applications; that competitors may challenge or design around the Company’s patents or develop competing technologies; that the Company may have insufficient resources to undertake proposed clinical studies and that preclinical or clinical studies may at any point be suspended or take substantially longer than anticipated to complete. As discussed in the Company’s Securities and Exchange Commission filings, the Company’s proposed products will require additional research, lengthy and costly preclinical and clinical testing and regulatory approval. AMPAKINE compounds are investigational drugs and have not been approved for the treatment of any disease. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

(tables follow)

Cortex Pharmaceuticals, Inc.

Condensed Statements of Operations

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$1,085	$—	$1,110	$9,000

Operating expenses:
Research and development	645	946	1,289	2,570
General and administrative	804	1,023	1,744	2,731

Total operating expenses	1,449	1,969	3,033	5,301

Income (loss) from operations	(364)	(1,969)	(1,923)	3,699
Interest (expense) income, net	8	(485)	11	(558)

Net income (loss)	$(356)	$(2,454)	$(1,912)	$3,141

Income (loss) per share:
Basic and diluted	$(0.00)	$(0.04)	$(0.02)	$0.05
Shares used in computing per share amounts
Basic	78,858	68,413	78,858	69,798
Diluted	78,858	68,413	78,858	78,003

Cortex Pharmaceuticals, Inc.

Reconciliation of Reported Net Income Applicable to Common Stock

and Diluted Income per Share Attributable to Common Stock

(in thousands, except per share data)

	For the Six Months Ended June 30, 2010
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic Earnings per Share:
Income applicable to common stock	$3,141	69,798	$0.05

Effect of Dilutive Securities:
Convertible promissory note	551	8,195
Options to purchase common stock	—	10

Diluted Earnings per Share:
Income applicable to common stock
+ assumed conversions	$3,692	78,003	$0.05

Cortex Pharmaceuticals, Inc.

Condensed Balance Sheets

(in thousands)

	June 30, 2011 (Unaudited)	December 31, 2010
Assets:
Cash and cash equivalents	$1,420	$1,037
Marketable securities	—	1,993
Restricted cash	53	156
Other current assets	61	90

	1,534	3,276
Furniture, equipment and leasehold improvements, net	198	250
Other	41	41

Total assets	$1,773	$3,567

Liabilities and Stockholders’ Equity:
Accounts payable and accrued expenses	$1,239	$1,156
Non-current liabilities	—	8
Stockholders’ equity	534	2,403

Total liabilities and stockholders’ equity	$1,773	$3,567

MORE INFORMATION AT WWW.CORTEXPHARM.COM

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